  As Filed with the Securities and Exchange Commission on October 30, 1997
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                             CALLAWAY GOLF COMPANY
            (Exact name of Registrant as specified in its charter)

                              2285 Rutherford Road
                        Carlsbad, California 92008-8815
                    (Address of principal executive offices)

                   California                        95-3797580
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)          Identification No.)

                       1995 EMPLOYEE STOCK INCENTIVE PLAN
                           (Full title of the plan)

                                 _____________

                              Donald H. Dye, Esq.
                     President and Chief Executive Officer
                             2285 Rutherford Road
                        Carlsbad, California 92008-8815
                                 (760) 931-1771
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                 _____________

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed                 Proposed
                                                       Maximum                  Maximum
     Title of                  Amount                  Offering                 Aggregate                Amount of
    Securities                 to be                   Price Per                Offering               Registration
 to be Registered            Registered                Share (1)                Price (1)                   Fee
------------------------------------------------------------------------------------------------------------------------------------

   Common Stock,         600,000 shares(2)              $31.69                 $19,014,000                $5,762
 $.01 par value(2)
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of Callaway Golf Company Common Stock as reported on October 28, 1997 on the New York Stock Exchange, in respect of options to be granted under the plan.

(2) Each share of Common Stock includes a right to purchase one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share.

                                 INTRODUCTION
                                 ------------

          On January 11, 1996, Callaway Golf Company, a California corporation (the "Company"), filed its Registration Statement on Form S-8 (File No. 333-247) relating to 1,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock") issuable pursuant to options to be granted under the Company's 1995 Employee Stock Incentive Plan (the "Plan"). On March 28, 1997, the Company filed its Registration Statement on Form S-8 (File No. 333-24207) relating to an additional 2,000,000 shares of the Company's Common Stock, issuable pursuant to options to be granted pursuant to the First Amendment to the Plan. On September 10, 1997, the Board of Directors of the Company approved and adopted the Second Amendment to the Plan, which increased the maximum number of shares of the Company's Common Stock issuable upon the exercise of options granted or to be granted to eligible employees under the Plan from 3,000,000 to 3,600,000. This Registration Statement on Form S-8 is filed by the Company relating to the 600,000 additional shares of the Company's Common Stock which are issuable upon the exercise of options granted or to be granted pursuant to the Second Amendment to the Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
--------------------------------------------------

          The contents of the Registration Statement on Form S-8 (File No. 333-
247) of the Company, relating to the 1,000,000 shares of Common Stock initially issuable under the Plan, and the contents of the Registration Statement on Form S-8 (File No. 333-24207) of the Company, relating to an additional 2,000,000 shares of Common Stock also issuable under the Plan, as amended by the First Amendment thereto, are incorporated herein by reference and made a part hereof.

          In addition to the foregoing information which is incorporated herein by reference, the following information is included in this Registration
Statement:

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

          Barry M. Clarkson, Esq., who has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement, is an employee of the Company.

Item 8.  Exhibits.
-------  ---------

Exhibit No.  Description
-----------  -----------

4.1          Restated Articles of Incorporation of the Company (filed as Exhibit
             4.1 to the Company's Registration Statement on Form S-8 (No. 33-85692), as filed with the Commission on October 28, 1994, and incorporated herein by this reference).

4.2 Certificate of Amendment of Articles of Incorporation of the Company (filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Commission on March 31, 1995, and incorporated herein by this reference).

4.3 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock (filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995, and incorporated herein by this reference).

4.4          Bylaws of the Company (as amended through May 10, 1996) (filed as
             Exhibit 4.3 to the Company's Registration Statement on Form S-8 (No. 333-5719), as filed with the Commission on June 11, 1996, and incorporated herein by this reference).

4.5 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995 (filed as Exhibit 4.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995, and incorporated herein by this reference).

4.6 Dividend Reinvestment and Stock Purchase Plan (filed as the Prospectus in the Company's Registration Statement on Form S-3 (No.33-77024), as filed with the Commission on March 29, 1994, and incorporated herein by this reference).

5.1 Opinion of Barry M. Clarkson, Esq., Corporate Counsel to the Company, as to the legality of the securities being registered.

23.1         Consent of Independent Accountants.

23.2         Consent of Independent Accountants.

23.3 Consent of Barry M. Clarkson, Esq. (contained in Exhibit 5.1 hereto).

24.1         Power of Attorney (contained on signature page hereto).

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 15, 1997.

                              CALLAWAY GOLF COMPANY


                              By:  /s/ ELY CALLAWAY
                                   ----------------
                                   Ely Callaway
                                   Founder, Chairman & Chief of Advertising,
                                   Press & Public Relations

                              By:  /s/ DONALD H. DYE
                                   -----------------
                                   Donald H. Dye
                                   President & Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

          Each person whose signature appears below constitutes and appoints DONALD H. DYE, DAVID RANE AND STEVEN C. McCRACKEN his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                              Title                                 Date
---------------------------------   -----------------------------------   -----------------------------------

Principal Executive Officers
and Directors:
                                         Founder, Chairman & Chief
/s/ ELY CALLAWAY                          of Advertising, Press &                  October 15, 1997
---------------------------------
Ely Callaway                                 Public Relations

/s/ DONALD H. DYE                               President &                        October 15, 1997
---------------------------------
Donald H. Dye                             Chief Executive Officer

Principal Financial and
Accounting Officer:

/s/ DAVID A. RANE                      Executive Vice President, Golf              October 15, 1997
---------------------------------
David A. Rane                         Venues & Chief Financial Officer


Other Directors:
                                                 Director
---------------------------------
William C. Baker

/s/ VERNON E. JORDAN, JR.                        Director                          October 15, 1997
---------------------------------
Vernon E. Jordan, Jr.

/s/ BRUCE PARKER                                 Director                          October 15, 1997
---------------------------------
Bruce Parker

/s/ AULANA L. PETERS                             Director                          October 15, 1997
---------------------------------
Aulana L. Peters

/s/ FREDERICK R. PORT                            Director                          October 15, 1997
---------------------------------
Frederick R. Port

/s/ RICHARD ROSENFIELD                           Director                          October 15, 1997
---------------------------------
Richard Rosenfield

/s/ WILLIAM A. SCHREYER                          Director                          October 15, 1997
---------------------------------
William A. Schreyer

/s/ ELMER WARD                                   Director                          October 15, 1997
---------------------------------
Elmer Ward

/s/ CHARLES J. YASH                              Director                          October 15, 1997
---------------------------------
Charles J. Yash

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.  Description
-----------  -----------

   4.1   Restated Articles of Incorporation of the Company.*

   4.2   Certificate of Amendment of Articles of Incorporation of the Company.*

   4.3 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock.*

   4.4   Bylaws of the Company (as amended through May 10, 1996).*

   4.5 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995.*

   4.6   Dividend Reinvestment and Stock Purchase Plan.*

   5.1 Opinion of Barry M. Clarkson, Esq., Corporate Counsel to the Company, as to the legality of the securities being registered.

  23.1   Consent of Independent Accountants.

  23.2   Consent of Independent Accountants.

  23.3   Consent of Barry M. Clarkson, Esq. (contained in Exhibit 5.1 hereto).

  24.1   Power of Attorney (contained on signature page hereof).

  *  Incorporated by reference.